UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 27, 2007

ITC Holdings Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Michigan	001-32576	32-0058047
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

39500 Orchard Hill Place, Suite 200, Novi, Michigan		48375
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-374-7100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Director

On November 27, 2007, the Board of Directors of ITC Holdings Corp. (the "Company") appointed Mr. Richard D. McLellan as a director of the Company. There are no understandings or arrangements between Mr. McLellan and any other person pursuant to which Mr. McLellan was selected as a director of the Company. Mr. McLellan does not have any family relationship with any director or executive officer of the Company. It has not yet been determined on which committees of the Board of Directors of the Company Mr. McLellan will serve.

In connection with his service as a director, Mr. McLellan will receive the Company’s standard non-employee director cash and equity compensation. Specifically, Mr. McLellan will receive a pro-rata portion of the $25,000 annual cash retainer and the annual equity retainer of restricted stock with a value, at the time of grant, of $55,000, under the Company’s 2003 Stock Purchase and Option Plan. Additionally, Mr. McLellan will receive $1,500 per meeting of the Board of Directors and, when he is appointed to committees, $1,500 per meeting of a committee on which he serves as well as an annual cash payment if he serves as chair of any committee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITC Holdings Corp.

November 29, 2007	By:	Daniel J. Oginsky

Name: Daniel J. Oginsky
Title: Vice President and General Counsel